Registration No. 333-213314

As filed with the Securities and Exchange Commission on September 19, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

DUONAS CORP.

(Exact name of registrant as specified in its charter)

Nevada

35-2518128	3270
IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

(State or Other Jurisdiction of Incorporation or Organization)

Duonas Corp.

str. Osijek 50, Rijeka,

Primorje-Gorski Kotar, Croatia, 51000

Tel. +38551215704

Email: management@duonascorp.com

(Address and telephone number of principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer Accelerated filer   Non-accelerated filer   Smaller reporting company ☒

(Do not check if a smaller reporting company)

	CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered	Share(1)	Price	Fee
Common Stock:	3,000,000	$0.03	$90,000	$9.06

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

DUONAS CORP.

3,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Duonas Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vladyslav Beinars, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Duonas Corp. has recently started its operation. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Duonas Corp., which includes a statement expressing doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 11 BEFORE BUYING ANY SHARES OF DUONAS CORP.’S COMMON STOCK. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2016

Page | 3

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
PLAN OF DISTRIBUTION	26
DESCRIPTION OF SECURITIES	28
INDEMNIFICATION	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
INDEX TO THE FINANCIAL STATEMENTS	30

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “DUONAS CORP.” REFERS TO DUONAS CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

DUONAS CORP.

We are a development stage company and intend to commence operations in the field of interior decor (production of decor pieces and living accessories made from concrete) and related areas in Croatia. Duonas Corp. was incorporated in Nevada on September 19, 2014. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. The amount of funds necessary to implement our plan of operations cannot be predicted with any certainty and may exceed any estimates we set forth. However, there is no assurance that we will generate any additional revenue in the first 12 months after completion our offering. As of June 30, 2016 we have cash reserves of approximately $483.

As of the date of this prospectus the Company has generated limited revenues of $2,240 from selling our decorative items to Decoric Ltd. our first customer, the Agreement for sale of goods with them is filed as Exhibit 10.4 to this registration statement, which this prospectus is a part.

Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive office is located at str. Osijek 50, Rijeka, Primorje-Gorski Kotar, Croatia, 51000. Our phone number is 38551215704.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (September 19, 2014) through June 30, 2016, report no revenues and a net loss of $1,210. Our independent registered public accounting firm has issued an audit opinion for Duonas Corp, which includes a statement expressing doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into an Office Lease Agreement, dated May 17, 2016, and Equipment Purchase Agreement, dated May 10, 2016.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director will only be devoting approximately 20 hours a week to our operations. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director. But our sole officer and director, Vladyslav Beinars, has agreed to commit more time to our operations as required if the Company’s operations grow and require more of his participation.

As we have limited operating history and limited revenues we are a “shell company,” as applicable federal securities law defines that term. We expect that we will continue to be a “shell company” until we have more operations and have substantial revenues and assets. We anticipate that if we receive $90,000 from this offering we should have enough money to expand our interior decor production operations that it will be sufficient to cause us to not be considered as a “shell company”. We cannot provide any guarantee or assurance, however, that in the event we raise $90,000 from this offering we will have enough money to engage in profitable operations. During the time that we are a “shell company”, holders of our restricted securities will not be able to rely on Rule 144 in connection with the sale of those restricted securities.

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THE OFFERING

The Issuer:	DUONAS CORP.
Securities Being Offered:	3,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Securities Issued and Outstanding:	There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Vladyslav Beinars.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from September 19, 2014 (Inception) to June 30, 2015 and twelve months ended June 30, 2016:

From September 19, 2014 (Inception) to June 30, 2015 ($)

Financial Summary	(Audited)
Cash	-
Total Assets	-
Total Liabilities	-
Total Stockholder’s Equity	-
From September 19, 2014 (Inception) to June 30, 2015 ($)
Statement of Operations	(Audited)
Total Expenses	-
Net Loss for the Period	-
Net Loss per Share	-

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Twelve months ended June 30, 2016 ($)

Financial Summary	(Audited)
Cash and Deposits	483
Total Assets	1,110
Total Liabilities	320
Total Stockholder’s Equity	790
Twelve months ended June 30, 2016 ($)
Statement of Operations	(Audited)
Total Expenses	1,210
Net Loss for the Period	(1,210)
Net Loss per Share	(0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE EARNED LIMITED REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED A DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred accumulated deficit of $1,210 for the period from our inception on September 19, 2014 to June 30, 2016, and have limited revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. TAAD, LLP our independent registered public accounting firm, has expressed a doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Duonas Corp. is suitable.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the decorative business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of June 30, 2016, we had cash in the amount of $483 and liabilities of $320. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Vladyslav Beinars, our sole officer and director, who has agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Beinars has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 19, 2014 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any additional operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive. There are many different concept interior decor companies in Croatia and our services are not unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name, for example: Industrial Republic and Ikaria. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

THE INTERIOR DECOR INDUSTRY MIGHT BE AFFECTED BY GENERAL ECONOMIC DECLINE AND THIS COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND COULD LEAD TO LOWER REVENUES THAN EXPECTED.

The concept interior decor industry might be affected by general economic decline. We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

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WE EXPECT OUR PRODUCTS TO BE SUBJECT TO CHANGES IN CUSTOMER TASTE.

The markets for our products are subject to changing customer tastes and the need to create and market new products. Demand for products targeting lifestyle tastes and choice is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. Some goods appeal to customers for only a limited time. The success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts, timely production and delivery and customer acceptance. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE WE WILL ORDER OUR RAW MATERIALS FOR PRODUCTION FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our raw materials from China. Therefore we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who product and/or warehouse products in local countries. Deliveries of our raw materials may be disrupted through factors such as:

•         Container shortages;

•         Fuel price increases;

•         Raw material shortages, work stoppages, strikes and political unrest;

•         Problems with ocean shipping, including work stoppages and shipping;

•         Increased inspections of import shipments or other factors causing delays in shipments; and

•         Economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allow them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

OUR REVENUE AND PROFITABILITY MAY BE NEGATIVELY AFFECTED BY ADVANCES IN TECHNOLOGY THAT CREATES ALTERNATE FORMS OF INTERIOR DECOR.

The interior decor industry in particular continues to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, we cannot accurately predict the overall effect that such changes may have on the potential revenue from and profitability of company’s services. Any future changes in technology may change the way we operate our business and add unforeseen costs to our business.

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BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND VLADYSLAV BEINARS, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. BEINARS, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. BEINARS.

Our principal operations and assets are located outside of the United States, and Vladyslav Beinars, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Beinars in the United States, and it may be difficult to enforce any judgment rendered against Mr. Beinars. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Beinars, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Republic of Croatia may render that investor unable to enforce a judgment against the assets of Mr. Beinars. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

OUR INTERNAL CONTROLS MAY BE INADEQUATE,     WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC. AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Vladyslav Beinars, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at time which is convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. But our sole officer and director, Vladyslav Beinars, has agreed to commit more time to our operations as required if the Company’s operations grow and require more of his participation.

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KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Vladyslav Beinars, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACTS, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to: have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting; comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of an investor’s shares.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering. We require a minimum of $30,000 from the offering to implement your business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on September 19, 2014 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

OUR PRESIDENT, MR. BEINARS DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Beinars does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of losing your entire investment in us.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $30,000 from this offering, we may have to seek alternative financing to implement our business plan.

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THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Duonas Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Vladyslav Beinars, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Beinars has no obligation to loan such funds to us and there is no guarantee that he will loan such funds to us. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $7,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

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BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” as the applicable federal securities law defines that term. Specifically, because of the nature and amount of our assets, our limited operations history and limited revenues pursuant to applicable federal rules, we are considered a “shell company”. Applicable provisions of Rule 144 specify that during that time that we are a “shell company” holders of our restricted securities cannot sell those securities in reliance on Rule 144. Another implication of us being a “shell company” is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. For us, to cease being a “shell company”, we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the raising of $30,000, $60,000 and $90,000, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

Gross proceeds	$30,000	$60,000	$90,000
Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$23,000	$53,000	$83,000
Establishing an office	$500	$1,000	$3,200
Website development	$1,200	$1,500	$3,000
Equipment Purchase	$2,000	$3,700	$5,800
Raw materials	$5,000	$9,000	$22,500
Worker’s salary	$4,500	$26,000	$34,500
Marketing and advertising	$2,000	$3,500	$5,000
Additional expenses	$800	$1,300	$2,000
SEC reporting and compliance	$7,000	$7,000	$7,000
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The above figures represent only estimated costs. If necessary, Vladyslav Beinars, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Mr. Beinars has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us. Mr. Beinars will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Beinars. Mr. Beinars will be repaid from revenues of operations if and when we generate additional revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on September 19, 2014. Vladyslav Beinars, the Company’s sole officer and director, paid $0.001 per share for the 2,000,000 shares of common stock she purchased from the Company on April 25, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following sections compare the differences between our future investor’s investment in our shares and the investment of our existing stockholders.

As of June 30, 2016, the net tangible book value of our shares of common stock was $790 or approximately $0.001 per share.

If all of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $83,790 or approximately $0.0168 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0158 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0132 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 60% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholder will own 40% of the total number of shares then outstanding, for which she has made contributions of cash totaling $2,000 or $0.001 per share.

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If 2/3 of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $53,790, or approximately $0.0134 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0124 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0166 per share.

After completion of this offering investors in the offering will own approximately 50% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholder will own approximately 50% of the total number of shares then outstanding, for which she has made contributions of cash totaling $2,000 or $0.001 per share.

If 1/3 of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $23,790 or approximately $0.0079 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0069 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0221 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which she has made contributions of cash totaling $2,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$90,000
Net tangible book value per share after offering	$0.0168
Increase to present stockholders in net tangible book value per share after offering	$0.0158
Capital contributions	$2,000
Number of shares outstanding before the offering	2,000,000
Number of shares after offering assuming the sale of 100% of shares	5,000,000
Percentage of ownership after offering	40%

Existing Stockholder if 2/3 of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0134
Increase to present stockholders in net tangible book value per share after offering	$0.0124
Capital contributions	$2,000
Number of shares outstanding before the offering	2,000,000
Number of shares after offering assuming the sale of 100% of shares	4,000,000
Percentage of ownership after offering	50%
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Existing Stockholder if 1/3 of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$30,000
Net tangible book value per share after offering	$0.0079
Increase to present stockholders in net tangible book value per share after offering	$0.0069
Capital contributions	$2,000
Number of shares outstanding before the offering	2,000,000
Number of shares after offering assuming the sale of 100% of shares	3,000,000
Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.0132
Capital contributions	$90,000
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	60%

Purchasers of Shares in this Offering if 2/3 of Shares Sold

Price per share	$0.03
Dilution per share	$0.0166
Capital contributions	$60,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 1/3 of Shares Sold

Price per share	$0.03
Dilution per share	$0.0221
Capital contributions	$30,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	33.33%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-          Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-          Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-          Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-          Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-          Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $483 as of June 30, 2016. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Vladyslav Beinars, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of June 30, 2016, Mr. Beinars advanced us $100. Mr. Beinars, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our office is located at str. Osijek 50, Rijeka, Primorje-Gorski Kotar, Croatia, 51000. Our phone number is 38551215704.

We have generated no revenue to date of this prospectus. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

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Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

As of the date of this prospectus the Company has generated limited revenues of $2,240 from selling our decorative items to Decoric Ltd. our first customer, the Agreement for sale of goods with them is filed as Exhibit 10.4 to this registration statement, which this prospectus is a part.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations in the field of concept interior decor projects and related areas in Croatia. Our plan of operations following the completion is as follows:

Set up Office. Time Frame: 1st- 2rd months. Estimated Minimum Cost $500.

Upon completion of the offering we plan to set up an office in Rijeka, Croatia and acquire the necessary equipment to continue operations. As of June 30, 2016 we have signed an Office Lease Agreement, dated May 17, 2016. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Our sole officer and director, Vladyslav Beinars will take care of our initial administrative duties. If we raise at least $30,000 we will set up an office and obtain the necessary equipment and stationery to continue operations that will cost us approximately $500. In the case we raise $60,000, set up costs will be approximately $1,000. In the event we sell all of the shares offered we would buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $3,200.

Office requirements:
Furnishings	$300
Print/Scan/Fax	$100
Phone	$50
Misc.	$50

 Develop Our Website. Time Frame: 2rd- 3th months. Estimated Minimum Cost $1,200.

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During this period, we intend to begin developing our website. As of the date of this prospectus we have registered a domain name for our website (www.duonascorp.com). We plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $1,200. If we raise $60,000 and $90,000 we will develop more sophisticated and well-designed web site, therefore developing cost will be $1,500 and $3,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Purchase Equipment. Time Frame: 2th-4th. Estimated Minimum Cost $2,000.

As of June 30, 2016 we have entered into Equipment Purchase Agreement, dated May 10, 2016. During these next 2-4 monthes, we intend to purchase additional equipment necessary for our business. This equipment will consist additional Electric Concrete Mixer for our manufacturing prosses the quantity of which will depend on the amount of funds generated from this offering. If we raise $30,000, the purchase costs of the equipment we plan on acquiring will be approximately $2,000. If we raise $60,000 we will buy additional better equipment that will cost us approximately $3,700. In the event we sell all of the shares offered we will buy additional advanced equipment and it will cost approximately $5,800.

Negotiate service agreements with potential customers. Time Frame: 2th-12th months.

Once our website is operational, office is established and equipment is obtained, we will begin to market our products. For this date we must have enough finished items to show it our customers and to make them understand what are we producing. Initially, our sole officer and director, Mr. Vladyslav Beinars, will look for potential customers. As of July 30, 2016 we have negatiations with Decoric Ltd., and planning to sign a contract with them for future sales of our products. Even though the negotiation of agreements with potential customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

We are going to cooperate with many companies. Some of them are direct manufacturers of furniture for the home and garden. Such companies often seek the help of scenery objects. Some of them are – “Eko-linija” and “Cadoro namjestaj”. In addition, we are going to be exhibited in other stores of our partners, like a “MojEnterijer” and “Marketcentar”.  We will use also the opportunity to be exposed in large shopping malls such as “Namjestaj-intermod”, “UrediSvojDom” and “Ikea”.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign. Time Frame: 6th-12th months. Estimated Minimum Cost $2,000.

Our sole officer and director, Vladyslav Beinars, will promote our service. We intend to use marketing actions, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our clients will refer their colleagues to us. We also plan to attend exhibitions, which help designers come face to face and find new business opportunities and partners. We intend to spend at least $2,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Workers. Time Frame: 6th-12th months. Estimated Cost $34,500.

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If we raise $30,000 or more, we will hire only one worker for half-working day, we will pay him $375 per month for half-working day. If we raise $60,000 or $90,000, we will hire three or four workers for full-working day, with salary $715 per month, to help our sole officer and director. Their job would be in the production of decor pieces and living accessories of high quality to help our sole officer and director, Vladyslav Beinars spend more time for marketing campaign and for finding potential customers.

In summary, during 1st-6th month we should have established our office, developed our website, purchased equipment and start selling our products. After this point we should be ready to start more significant operations. During months 6-12 we will be developing our marketing campaign and negotiate service agreements with potential customers. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Vladyslav Beinars, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more customers to use our service, Mr. Beinars has agreed to commit more time as required. Because Mr. Beinars will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Gross proceeds	$30,000	$60,000	$90,000
Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$23,000	$53,000	$83,000
Establishing an office	$500	$1,000	$3,200
Website development	$1,200	$1,500	$3,000
Equipment Purchase	$2,000	$3,700	$5,800
Raw materials	$5,000	$9,000	$22,500
Worker’s salary	$4,500	$26,000	$34,500
Marketing and advertising	$2,000	$3,500	$5,000
Additional expenses	$800	$1,300	$2,000
SEC reporting and compliance	$7,000	$7,000	$7,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated limited revenues of $2,240 from selling our decorative items to Decoric Ltd. our first customer; the Agreement for sale of goods with them is filed as Exhibit 10.4 to this registration statement, which this prospectus is a part. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in products.

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We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on September 19, 2014 to June 30, 2015 and for the twelve months ended June 30, 2016

During the period we incorporated the company, prepared a business plan and executed an Office Lease Agreement, dated May 17, 2016 and Equipment Purchase Agreement, dated May 10, 2016. Our loss since inception is $1,210. We have commenced our proposed business operationsas of the date of this filing.

As of the date of this prospectus the Company has generated limited revenues of $2,240 from selling our decorative items to Decoric Ltd. our first customer, the Agreement for sale of goods with them is filed as Exhibit 10.4 to this registration statement, which this prospectus is a part.

Since inception, we have sold 2,000,000 shares of common stock to our sole officer and director for net proceeds of $2,000.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2016, the Company had $483 cash and our liabilities were $320, comprising $100 owed to Vladyslav Beinars, our sole officer and director and $220 of payable accounts. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 2,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Vladyslav Beinars, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Beinars has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $30,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is a doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $7,000.

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Management believes that recent global crisis has caused disruption and volatility in decor industry. This volatility poses the most significant challenges to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than half of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Duonas Corp. was incorporated in the State of Nevada on September 19, 2014 and established a fiscal year end of June 30. We have generated limited revenues of $2,240 from selling our decorative items to Decoric Ltd. our first customer, the Agreement for sale of goods with them is filed as Exhibit 10.4 to this registration statement, which this prospectus is a part, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations concerned with production of decor pieces and living accessories made from concrete, such as: different sculptures, bookends, candle holders, billets for clocks, vases of different shapes and forms, planters; and subsequent selling thereof. We have plans to start our operations in the nearest time. As of today, we have developed our business plan and executed an Office Lease Agreement, dated May 17, 2016 and Equipment Purchase Agreement, dated May 10, 2016. We maintain our statutory registered agent’s office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at str. Osijek 50, Rijeka, Primorje-Gorski Kotar, Croatia, 51000. Our telephone number is 38551215704.

Our Business

The newcomer design label comes forth with a new, fresh product line in pieces of decor and living accessories. The strength of these products lies in their clarity, their apparent stability and sophisticated simplicity.

Elaborately handcrafted, the gray mass transforms into pruritic geometric solids: vase, candleholder, planter, that are delicate, unobtrusive, reduced, and essential.

The components such as sand, cement and water are as simple and unobtrusive as the end result. In its conventional use and application, concrete is often monumental, immense and imposing. During the course of complex work steps, we turn this grey mass into pruritic, geometric living accessories and pieces of decor.

We plan to commence operations in production of decor pieces and living accessories made from concrete, such as: different sculptures, bookends, candle holders, billets for clocks, vases of different shapes and forms, planters; and subsequent selling thereof. In the next 12 months after completion of our offering we intend to offer our services to clients in Croatia.

We are working with small items (e.g. candle holders or vases); we plan to create high quality decorations for the house, for the office and for the backyard in future. Our items can be used for design, decoration and planning necessary space. Mr. Beinars will perform our design services. We anticipate that our potential clients or client agencies will execute contracts with us regarding our services in decorative field. We are going to work with wide range of clients from usual family, which wants to make their home and office look cozier, to interior designers, who want to please and satisfy their clients. Concrete is a versatile material and it is easy to make different decorative items from it. Such items can made simple things look more original.

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We intend to provide several basic types of items:

•         Decorative sculptures;

•         Bookends;

•         Candle holders;

•         Billets for clocks

•         Vases;

•         Planters;

We plan to offer different items to help our client decorate their homes and offices to make them look original and cozier. By our philosophy, it is very important to suggest our clients the professional vision of decoration of living areas and working where they will spend their daily live. In the future our clients will have an ability to choose any product they like from our website (www.duonascorp.com). We will have finished goods and we want to sale them via our website.

Manufacturing process

The Company’s sole officer and director Mr. Beinars will take care of our manufacturing process. He will be in charge of all of the creation, production and designing processes. In general the first stage of our manufacturing is making the substance, which contains mix with send, cement and water in the same portions. Our second stage is building and designing the items and then it has to be dried. There were main stages, and depending on the manufactured item the designing process has to be performed with the send paper grinding, Mr. Beinars will be in charge for all stages. As of the date of these filing the Company has alredy purchased all nessesary equipment and materials for the manufacturing processes.

Raw materials

Our main raw materials for the manufacturing process are cement and send. We order them form the same vendor Zhengzhou Xinyu Machinery Co., Ltd. as our Manual Electric Mini Concrete Mixer. The related and also needed materials for our process are silicon forms, which have special design, such as silicone forms for planters, silicone forms for vases, silicone forms for candle holders, silicone forms for decorative sculptures and as subsidiary material we also have send paper.

Potential clients

We plan to commence operations in decorative field and to be responsible for the concept decorative vision of homes and offices of our clients. Our potential clients will include interior designers, home renovators and homeowners. We intend to participate in local and national interior decor competition in order to take part in significant projects and spread the business in Croatia and other countries when and if we have funds available to expand our business.

Competition and potential customers

Winning customers will be critical to our ability to grow our business. We are a new and un-established company, have a weak competitive position in the industry and have earned limited revenues of $2,240. We have an operational loss of $1,210 from September 19, 2014 (date of inception) to June 30, 2016. We need capital to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan. We may not have sufficient financing to sustain our current operations. Our sole officer and director, Vladyslav Beinars, has verbally agreed to loan the company funds to sustain our current operations. However, Mr. Beinars has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Many of the companies with whom we compete have greater financial and technical resources than those available to us. It is uncertain whether services offered by us will achieve and sustain high levels of demand and market acceptance.

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The market competition of Croatia can be evaluated as a high. There are several large well-established companies, which provide similar service: Industrial Republic and Iklarica. That is why we plan to concentrate in small and middle-scale sized items. Our competitors include all interior decor service in residential design throughout Croatia. In order to be more or less successful in the existing stiff condition we will provide a new vision of modern houses’ decorations, which are characterized by using unusual materials, environment friendly technologies and out of the ordinary appearance. Also we will make competitive price for our work in order to get more clients. As of July 30, 2016 we have negatiations with Decoric Ltd., and planning to sign a contract with them for future sales of our products.

Duoans Corp. is going to cooperate with many companies. Some of them are direct manufacturers of furniture for the home and garden. Such companies often seek the help of scenery objects. Some of them are – “Eko-linija” and “Cadoro namještaj”. In addition, we are going to be exhibited in other stores of our partners, like a “MojEnterijer” and “Marketcentar”.  We will use also the opportunity to be exposed in large shopping malls such as “Namjestaj-intermod”, “UrediSvojDom” and “Ikea”.

Duonas Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of providing decorative services. Many established, yet well financed entities are currently active in the business of providing such services. Nearly all Duonas Corp. ’s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than us. We are, consequently, at a competitive disadvantage in being able to provide such services and become a successful company in the interior decor industry. Therefore, Duonas Corp. may not be able to establish itself within the industry at all.

Marketing

Our sole officer and director, Vladyslav Beinars, will be responsible for marketing of our services. The marketing and advertising will be targeted to small businesses, interior designers, home renovators, homeowners and various sectors, which have need of interior decor. Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals. We will also promote our services through word of mouth. We will be targeting clients in Croatia. We plan to develop a website to market, display and sell our services. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We have plans to hire marketing company which will help us to use the following online marketing tools to direct traffic to our website and identify potential:

Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the decor industry.

Organic Search: The remainder of the search results page is made up of organic or “natural” search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

As of the date of this prospectus we have registered domain name for our website (www.duonascorp.com). To accomplish this, we plan to contract an independent web designing company. Our website describes our advantages, show our contact information, and include some general information. We intend to attract traffic to our website by a variety of online marketing tactics mentioned above. We intend to promote our website by displaying it on our promotion materials. We will also promote our services through word of mouth and use internet promotion tools on Facebook, MySpace and Twitter to advertise our company and create links to our website. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible.

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Even if we are able to obtain sufficient number of customers using our services, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Contracts

We have executed an Office Lease Agreement with Lucia Dericrava, dated May 17, 2016. According to the agreement, Duonas Corp. leases an office for the production of decor pieces and living accessories. A copy of the Agreement is filed as Exhibit 10.1 to this registration statement. Also we have executed an Equipment Purchase Agreement with Zhengzhou Xinyu Machinery Co., Ltd., dated May 10, 2016. According to the agreement, Duonas Corp. purchased equipment and raw materials for the production of decor pieces and living accessories. A copy of the Agreement is filed as Exhibit 10.2 to this registration statement. We have executed a Verbal Agreement with our sole officer and directorVladyslav Beinars. According to agreement President has verbally agreed to loan to the Company needed funds, which can be deemed for the purpose of the Corporation’s needs. A copy of the Agreement is filed as Exhibit 10.3 to this registration statement.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Vladyslav Beinars.

Offices

Our business office is located at str. Osijek 50, Rijeka, Primorje-Gorski Kotar, Croatia, 51000. Our phone number is 38551215704.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director is as follows:

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Name and Address of Executive Officer and/or Director	Age	Position
Vladyslav Beinars, Bosket st. 17, 51000, Rijeka, Croatia	29	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Vladyslav Beinars has acted as our President, Treasurer, Secretary and sole Director since our incorporation on September 19, 2014. Mr. Beinars owns 100% of the outstanding shares of our common stock. Our President has worked for “BetonPlastik” and “Croston” Croatian companies for the past five years, which are engaged in the similar business as our company does.

Mr. Beinas started his work in the company “BetonPlastik”, which was specified in the production of concrete prefabricated elements, decorations for the outside facade and street slabs, sidewalks, chimneys and fireplaces, garden vases and garden fountains. Then he had an experience in “Croston” company, which was engaged in the manufacture of decorative stone. All that time he practiced in my free time in the manufacture of decorative concrete elements

Vladyslav Beinars is our officer, director, control person and promoter and he shall receive no compensation for the placement of the offering. There is no any promoter(s) of the company other than Mr. Beinars.

Mr. Beinars intends to devote 20 hours a week of his time to planning and organizing activities of Duonas Corp. Our sole officer and director, Vladyslav Beinars, has agreed to commit more time to our operations as required if the Company’s operations grow and require more of his participation.

During the past ten years, Mr. Beinars has not been the subject to any of the following events:

  Any bankruptcy petition filed by or against any business of which Mr. Beinars was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Beinars’s involvement in any type of business, securities or banking activities.
  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.            Any Federal or State securities or commodities law or regulation; or

ii.          Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.         Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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8.       Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Vladyslav Beinars, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 19, 2014 until June 30, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Vladyslav Beinars President, Secretary and Treasurer	September 19, 2014 to June 30, 2015 and twelve months ended June 30, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

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Mr. Beinars currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of June 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vladyslav Beinars	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vladyslav Beinars will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On April 25, 2016, we issued a total of 2,000,000 shares of restricted common stock to Vladyslav Beinars, our sole officer and director in consideration of $2,000. Further, Mr. Beinars has advanced funds to us. As of June 30, 2016, Mr. Beinars advanced us $100. Mr. Beinars will not be repaid from the proceeds of this offering. Mr. Beinars will be repaid from the revenues of the Company if the Company generates so. There is no due date for the repayment of the funds advanced by Mr. Beinars. Mr. Beinars will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. The obligation to Mr. Beinars does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Beinars or the repayment of the funds to Mr. Beinars. The entire transaction was oral. We have a verbal agreement with Mr. Beinars that, if necessary, he will loan the company funds to complete the registration process. However, Mr. Beinars has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 30, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Vladyslav Beinars str. Osijek 50, Rijeka, Primorje-Gorski Kotar, Croatia, 51000	2,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of July 29, 2012, there were 2,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. As result, one year after we cease being a “shell company”, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us, to cease being a “shell company”, we must have more than nominal operations history and more assets and revenues.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 2,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Duonas Corp. has 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. Our sole officer and director Mr. Bainars arbitrarily determined the price for the common stock. There is no arrangement to address the possible effect of the offering on the price of the stock.

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Potential investors will learn about the offering through our sole officer and director Mr. Beinars who will promote our offering. He is planning to use direct mailings and/or personal contacts for this purpouse. The director will offer our securities to his personal friends, family and business associates. There are no written materials, which Mr. Beinars will use to promote our offering.

In connection with the Company’s selling efforts in the offering, Vladyslav Beinars will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Beinars is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Beinars will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Beinars is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Beinars will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Beinars will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a) (4)(i) or (iii).

Duonas Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 during 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Duonas Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Duonas Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $7,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-             Execute and deliver a subscription agreement; and

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-             Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Duonas Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Duonas Corp. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of September 19, 2016, there were 2,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Vladyslav Beinars owns 2,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

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At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Duonas Corp. from doing so if it cannot obtain the approval of our board of directors.

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

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Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $30,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Duonas Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

TAAD, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. TAAD, LLP has presented its report with respect to our audited financial statements.

LEGAL MATTERS

The Bunker Law Group, PLLC with the address of 3753 Howard Hughes Parkway, Suite 200 Las Vegas, Nevada 89169 has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

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Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by TAAD, LLP.

Our financial statements for the years ended June 30, 2016, and 2015, immediately follow:

DUONAS CORP.

FINANCIAL STATEMENTS

JUNE 30, 2016 AND JUNE 30, 2015

37

DUONAS CORP.

Table of contents

FOR THE PERIOD FROM SEPTEMBER 19, 2014 (INCEPTION) TO JUNE 30, 2015

AND FOR THE TWELVE MONTHS PERIOD ENDED JUNE 30, 2016

38

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Duonas Corp.

We have audited the accompanying balance sheets of Duonas Corp. as of June 30, 2016 and 2015, and the related statement of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Duonas Corp. as of June 30, 2016 and 2015 and the related statement of operations, changes in stockholders’ equity and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and earnings since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes achieving profitable operations and raising additional funds through financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TAAD, LLP

Diamond Bar, CA

August 25, 2016

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DUONAS CORP.

Balance sheets

AS OF JUNE 30, 2015 AND JUNE 30, 2016

ASSETS	June 30, 2016	June 30, 2015
Current Assets
Cash Inventory	$483 627	- -
Total Current Assets	$1,110	-

Total Assets	$1,110	-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts Payable	220	-
Loans – Related party	100	-
Total Current Liabilities	$320	-

Total Liabilities	$320	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 and 0 shares issued and outstanding as of June 30, 2016 and 2015, respectively	2,000	-
Additional paid in capital	-	-
Accumulated deficit	(1,210)	-
Total Stockholder’s Equity	$790	-

Total Liabilities and Stockholder’s Equity	$1,110	-

Accompanying notes are an integral part of these financial statements

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DUONAS CORP.

Statement of operations

FOR THE PERIOD FROM SEPTEMBER 19, 2014 (INCEPTION) TO JUNE 30, 2015

AND FOR THE TWELVE MONTHS PERIOD ENDED JUNE 30, 2016

	For the Year ended June 30, 2016	From September 19, 2014 (Inception) to June 30, 2015

REVENUES	$-	-
Cost of Goods Sold	-	-
Gross Profit	-	-

OPERATING EXPENSES
General and Administrative Expenses	1,210	-
TOTAL OPERATING EXPENSES	(1,210)	-

NET INCOME (LOSS) FROM OPERATIONS	(1,210)	-

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(1,210)	-

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	367,123	-

Accompanying notes are an integral part of these financial statements

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DUONAS CORP.

Statement of changes in stockholder’s equity

FROM SEPTEMBER 19, 2014 (INCEPTION) TO JUNE 30, 2016

	Common Stock		Additional Paid-in	Deficit Accumulated	Total Stockholders’
	Shares	Amount	Capital		Equity

Inception, September 19, 2014	-	$-	$-	$-	$-
Balance, June 30, 2015	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on April 25, 2016	2,000,000	2,000	-	-	2,000

Net loss for the year ended June 30, 2016	-	-	-	(1,210)	(1,210)

Balance, June 30, 2016	2,000,000	$2,000	$-	$(1,210)	$790

Accompanying notes are an integral part of these financial statements

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DUONAS CORP.

Statements of cash flows

FOR THE PERIOD FROM SEPTEMBER 19, 2014 (INCEPTION) TO JUNE 30, 2015

AND FOR THE TWELVE MONTHS PERIOD ENDED JUNE 30, 2016

	For the Year ended June 30, 2016	From September 19, 2014 (Inception) to June 30, 2015
OPERATING ACTIVITIES:
Net loss for the period	$(1,210)	-
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in Inventory	(627)	-
Increase in Accounts Payable	220	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,617)	-

FINANCING ACTIVITIES:
Proceeds from sale of common stock	2,000	-
Loans – related party	100	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	2,100	-

NET INCREASE IN CASH	483	-

Cash, beginning of period	-	-

Cash, end of period	$483	-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	0
Income taxes paid	$0	0

Accompanying notes are an integral part of these financial statements

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DUONAS CORP.

Notes to the financial statements

JUNE 30, 2015 AND JUNE 30, 2016

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Duonas Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on September 19, 2014 to start business operations concerned with production of stylish decorative items made from concrete, such as: different sculptures, candleholders, lamps, tabletops, bookcases, vases of different shapes and forms, decorations for the garden; and subsequent selling thereof. For these purposes we will use equipment purchased from Zhengzhou Xinyu Machinery Co., Ltd. Our office is located at str. Osijek 50, Rijeka, Primorje-Gorski Kotar, Croatia, 51000. Our phone number is +37052078574

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from September 19, 2014 (inception) through June 30, 2016. The Company is currently in development stage, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $0 of cash from September 19, 2014 (inception) throughas of June 30, 2015 and $483 of cash as of June 30, 2016. The Company had no cash equivalents as of June 30, 2015 and 2016, respectively.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. The Company establish capitalization of its assets based on dollar amount that are more than $1,000 in value. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $0 in inventory as of June 30, 2015 and $627 in inventory as of June 30, 2016.

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DUONAS CORP.

Notes to the financial statements

JUNE 30, 2015 AND JUNE 30, 2016

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from September 19, 2014 (inception) to June 30, 2015 and as of June 30, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

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DUONAS CORP.

Notes to the financial statements

JUNE 30, 2015 AND JUNE 30, 2016

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning October 1, 2018, with an option to adopt the standard for the fiscal year beginning October 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – LOAN FROM RELATED PARTY

During the period from September 19, 2014 (Inception) to June 30, 2015 and as of June 30, 2016, our sole director has loaned to the Company $0 and $100 respectively. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $0 and $100 as of June 30, 2015 and 2016, respectively.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 25, 2016, the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share.

There were 0 and 2,000,000 shares of common stock issued and outstanding as of June 30, 2015 and 2016, respectively.

Note 6 – COMMITMENTS AND CONTINGENCIES

Company has signed lease agreement for a $220 monthly fee. The Initial Term of the Lease shall begin on the 1st day of June 2016, and end on the 1st day of July 2017. The payable in installments is 220 Dollars ($) per month.

Note 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits

As of June 30, 2016 the Company had net operating loss carry forwards of approximately $1,210 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

46

DUONAS CORP.

Notes to the financial statements

JUNE 30, 2015 AND JUNE 30, 2016

The valuation allowance at June 30, 2016 was approximately $1,210. The net change in valuation allowance during the year ended June 30, 2016 was $1,210. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2016.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

	As of June 30, 2016	From September 19, 2014 (Inception) to June 30, 2015
Non-current deferred tax assets:
Net operating loss carryforward	$(1,210)	-
Valuation allowance	$1,210	-
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended June 30, 2016 as follows:

	As of June 30, 2016	From September 19, 2014 (Inception) to June 30, 2015
Computed “expected” tax expense (benefit)	$(411)	-
Change in valuation allowance	$411	-
Actual tax expense (benefit)	$-	-

Note 8 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to August 16, 2016, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

DUONAS CORP.

_______________

Dealer Prospectus Delivery Obligation

Until ________________, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.06
Auditor Fees and Expenses	$4,000
Legal Fees and Expenses	$1,500
EDGAR fees	$500
Transfer Agent Fees	$1,000
TOTAL	$7,009.06

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Duonas Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Duonas Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Vladyslav Beinars	April 25, 2016	2,000,000	$2,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS
Exhibit
Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1	Opinion The Bunker Law Group, PLLC
10.1*	Office lease agreement, dated May 17, 2016
10.2*	Equipment Purchase Agreement, dated May 10, 2016
10.3*	Verbal Agreement
10.4	Agreement for sale of goods
23.1	Consent of TAAD, LLP
23.2	Consent of The Bunker Law Group, PLLC (contained in exhibit 5.1)
99.1*	Form of Subscription

*- Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rijeka, Croatia on September 19, 2016.

DUONAS CORP.

By:	/s/	Vladyslav Beinars
	Name:	Vladyslav Beinars
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date
/s/ Vladyslav Beinars
Vladyslav Beinars	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	September 19, 2016

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